Digirad Names Richard B. Slansky Chief Financial Officer

POWAY, Calif., Feb. 17 /PRNewswire-FirstCall/ -- Digirad Corporation (Nasdaq: DRAD), a leading provider of diagnostic imaging products, and personnel and equipment leasing services, today announced that it has named veteran financial executive Richard B. Slansky as Chief Financial Officer of the Company, effective March 9, 2009, replacing Interim Chief Financial Officer Todd Clyde, who will continue to serve as President and Chief Executive Officer.

With more than 25 years of experience as a Chief Financial Officer at both public and private companies, Slansky, 51, has served for the past six years as the President and Chief Financial Officer of Poway, Calif.-based SpaceDev, Inc., a publicly traded space technology/aerospace company acquired by privately held Sierra Nevada Corporation in December.

Clyde said, “Richard has the breadth of background and expertise that will make him a key part of the Digirad executive team.  His financial background and strong performance record of improving efficiency and supporting organizational growth will be critical as we progress toward consistent profitability and positive cash flow while further penetrating our markets.  We look forward to welcoming Richard to the senior management team and to the positive contributions he will bring to the role.”

Prior to SpaceDev, Slansky served as Interim Chief Financial Officer for Woodlands, Tex.-based Quick Strike Resources.  He has also served as Chief Financial Officer at Path 1 Network Technologies, Inc; Nautronix, Inc.; Alexis Corporation; and Calbiochem-Novabiochem International (aka C-N Biosciences), all located in the greater San Diego, Calif. area.

He received a Master’s in Business Administration from the University of Arizona and a bachelor’s degree in Economics from the University of Pennsylvania.  Slansky also completed select continuing education courses for the California Council for Quality and Service Board of Examiners, American Society of Quality Control’s ISO 9000 Implementation, San Diego State University’s Executive Challenge Program and the American Management Association’s Course for Presidents.  He currently resides in Poway, Calif.

About Digirad Corporation
Digirad provides medical diagnostic imaging systems and personnel and equipment leasing services to physicians’ offices, hospitals and imaging centers for cardiac, vascular, and general imaging applications. Digirad’s Cardius XPO line of nuclear imaging cameras use patented solid-state technology and unique multi (single, dual, triple) head design for superior performance and advanced features for sharper digital images, faster processing, compact size, lighter weight for portability, ability to handle patients up to 500 pounds, and improved patient comfort compared to standard nuclear cameras. Digirad’s 2020tc general-purpose nuclear imager has a small footprint and may also be configured for fixed or mobile use to supplement primary imaging. Digirad’s installed base of equipment exceeds 600 systems; in addition, a mobile fleet of more than 145 nuclear and ultrasound imaging systems is being used in 21 states, primarily in the eastern, midwestern and southwestern United States. For more information, please visit www.digirad.com. Digirad®, Digirad Imaging Solutions®, and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the efficacy of Digirad’s centers of influence model, the status of the negotiation of the sale or closure of underperforming hub locations, and the ability to achieve positive cash flow and profitability, drive technology progress and improve services utilization to grow market share. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers’ business conditions, work force, suppliers, business prospects, economic outlook, operational policy or structure, acceptance and use of Digirad’s camera systems and services, reliability, recalls, and other risks detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward looking statements, which speak only as of the date hereof. All forward looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward looking statements contained herein.

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
Matt@allencaron.com

Company Contact:
Todd Clyde, CEO
858-726-1600
ir@digirad.com